SCHEDULE 14A

                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

[ ] Filed by the Registrant

[ ] Filed by a Party other than the Registrant

Check the appropriate box:

[ ] Preliminary Proxy Statement
    Confidential, For Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2)

[X] Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            BHA Group Holdings, Inc.
-------------------------------------------------------------------------
(Name of Registrant as Specified in Its Charter)


-------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

     ---------------------------------------------------------------------------

(2)  Aggregate number of securities to which transaction applies:

     ---------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------------------------------

(4)  Proposed maximum aggregate value of transaction:

     ---------------------------------------------------------------------------

(5)  Total fee paid:

     ---------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials

    ----------------------------------------------------------------------------

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:

     ---------------------------------------------------------------------------

(2)  Form, Schedule or Registration Statement no.:

     ---------------------------------------------------------------------------

(3)  Filing Party:

     ---------------------------------------------------------------------------

(4)  Date Filed:

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

                            BHA GROUP HOLDINGS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                           Tuesday, February 19, 2002


To the Stockholders of BHA Group Holdings, Inc.

     Notice is hereby given that the Annual Meeting of Stockholders of BHA Group Holdings, Inc. (the "Company") will be held at the office of the Company, Second (2nd) Floor, BHA Group Holdings, Inc. Corporate Headquarters, 8800 East 63rd Street, Kansas City, Missouri 64133, on Tuesday, February 19, 2002, at 10:30 a.m., Kansas City time, for the following purposes:

     o To elect directors for the ensuing year;

     o To approve an amended and restated stock incentive plan for the Company;

     o To ratify the selection of KPMG LLP as independent auditors of the Company for the fiscal year ending September 30, 2002; and

     o To transact such other business as may properly come before the meeting or any adjournment thereof.

     The close of business on January 4, 2002 has been designated as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders or any adjournments thereof.

     MANAGEMENT REQUESTS ALL STOCKHOLDERS TO SIGN AND DATE THE ENCLOSED FORM OF PROXY AND RETURN IT IN THE POSTAGE PAID, SELF-ADDRESSED ENVELOPE PROVIDED FOR YOUR CONVENIENCE. PLEASE DO THIS WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS. SHOULD YOU ATTEND, YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY AND VOTE YOUR SHARES IN PERSON.



                                        By Order of the Board of Directors




                                        Stanley D. Biggs
                                        Secretary





Kansas City, Missouri
January 9, 2002

                            BHA GROUP HOLDINGS, INC.

                              ---------------------
                                 PROXY STATEMENT
                              ---------------------

                              DATED JANUARY 9, 2002
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD TUESDAY, FEBRUARY 19, 2002

     This Proxy Statement is furnished by the Board of Directors (the "Board") of BHA Group Holdings, Inc. (the "Company") in connection with the solicitation of proxies to be voted at the Annual Meeting of Stockholders of the Company which will be held at the principal executive offices of the Company, Second
(2nd) Floor, BHA Group Holdings, Inc. Corporate Headquarters, 8800 East 63rd Street, Kansas City, Missouri 64133, on Tuesday, February 19, 2002 at 10:30 a.m., Kansas City time, and all adjournments thereof (the "Annual Meeting"). The close of business on January 4, 2002 has been designated as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

     Any proxy delivered pursuant to this solicitation may be revoked, at the option of the person executing the proxy, at any time before it is exercised, either by delivering a signed revocation to the Secretary of the Company at any time prior to the Annual Meeting, or, at the Annual Meeting, by delivering a signed revocation to the Chairman of the meeting at any time prior to the commencement of the voting thereon. A duly executed proxy conferring different authority than an earlier proxy of the same stockholder will constitute a revocation of such earlier proxy.

     UNLESS OTHERWISE SPECIFIED IN THE PROXY (AND EXCEPT FOR "BROKER NON-VOTES" DESCRIBED BELOW), STOCK REPRESENTED BY PROXIES WILL BE VOTED (I) FOR THE ELECTION OF THE BOARD'S NOMINEES FOR DIRECTORS; (II) FOR THE PROPOSED AMENDED AND RESTATED STOCK INCENTIVE PLAN; (III) FOR THE RATIFICATION OF THE SELECTION OF KPMG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2002 ("FISCAL 2002"); AND (IV) IN THE DISCRETION OF THE PROXY HOLDERS WITH RESPECT TO SUCH MATTERS AS MAY COME BEFORE THE ANNUAL MEETING.

     The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone by some of the regular employees of the Company. The Company does not expect to pay any compensation for the solicitation of proxies, but may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expense incurred in sending proxy materials to their principals and obtaining their proxies. On or about January 9, 2002, this Proxy Statement and the accompanying form of proxy are to be mailed to each stockholder of record as of the Record Date.

     As of December 20, 2001, the Company had outstanding 6,084,653 shares of the Company's $.01 par value common stock (the "Common Stock"), the Company's only class of voting securities outstanding. Each share of Common Stock outstanding entitles the holder thereof to one vote. The majority of all the outstanding shares of Common Stock constitutes a quorum at the Annual Meeting. Shares of Common Stock represented by proxies that reflect abstentions and "broker non-votes" (i.e. Common Stock represented at the Annual Meeting by proxies held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) will be counted as a vote represented and voted at the Annual Meeting for purposes of determining the number of votes required to approve a proposal. Shares of Common Stock represented by proxies that withhold authority to vote for any proposal or for an individual nominee for election as a director and broker non-votes will not be counted as a vote represented and voted at the Annual Meeting for purposes of determining the number of votes required to approve a proposal or to elect such nominee and effectively count as a vote against such proposal or nominee.

                              ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)


NOMINEES FOR ELECTION OF DIRECTORS

     Seven directors are to be elected at the Annual Meeting, each to hold office until the next annual meeting of stockholders and until his successor is duly elected and qualified. In voting for directors, for each share of Common Stock held of record, such stockholder is entitled to cast one vote either in favor of or against each candidate, or to abstain from voting on any or all candidates. It is intended that shares represented by the enclosed form of proxy will be voted in favor of the election of all of the nominees named below as directors, all of whom are now directors of the Company, unless otherwise specified in such proxy.If any of the nominees should become unavailable for election, the shares represented by such proxies will be voted for such substitute nominees as may be nominated by the Board. The election of directors requires the affirmative vote of the holders of a plurality of the shares present or represented and entitled to vote at the Annual Meeting.

     The following information is given with respect to the nominees:

                                                                                             DIRECTOR
NAME                                                PRINCIPAL OCCUPATION                      SINCE
----                                                --------------------                     --------
Lamson Rheinfrank, Jr. .........   Chairman of the Board of the Company(1)                    1986

James E. Lund ..................   Chief Executive Officer and President of the               1986
                                   Company(2)

James J. Thome .................   Chief Operating Officer and Executive Vice President       1990
                                   of the Company(3)

Don H. Alexander ...............   President and Chief Executive Officer of Alexander         1986
                                   & Associates, Inc.(4)

Robert D. Freeland .............   Chairman of the Board of Havens Steel Company(5)           1988

Thomas A. McDonnell ............   President and Chief Executive Officer of DST               1993
                                   Systems, Inc.(6)

Richard C. Green, Jr. ..........   Chairman of the Board of UtiliCorp United, Inc.(7)         1995


----------
(1) Mr. Rheinfrank, age 61, has been Chairman of the Board of the Company since its inception in July 1986. He was the Chief Executive Officer and Chairman of the Board of Directors of Standard Havens, Inc. ("Standard Havens") from 1967 until May 1989 when Standard Havens, which had been an affiliate of the Company, was acquired by a subsidiary of Raytheon Company. Mr. Rheinfrank also served as the non-executive Chairman of the Board of Celotex Corporation from 1997 to 2000, a Director of Commerce Bank of Kansas City and an advisory director of Havens Steel Company and U.S. Engineering Co.

(2) Mr. Lund, age 52, has been a Director of the Company since its inception in July 1986. He has been President and Chief Executive Officer of the Company since April 1993 and prior thereto, served as Executive Vice President. Mr. Lund joined Standard Havens in 1979 where he served in various capacities through 1986 including the position of Vice President and General Manager of the Baghouse Accessories Division.

(3) Mr. Thome, age 46, has been Chief Operating Officer of the Company since May 1997 and Executive Vice President of the Company since April 1993. He has been a Director of the Company since February 1990. He joined the Company in 1986 as National Sales Manager and became Vice President of the Company in November 1988. Prior to his employment with the Company, Mr. Thome served in various positions with Standard Havens from 1979 to 1986.

(4) Mr. Alexander, age 63, has been a Director of the Company since its inception in July 1986. Mr. Alexander is President and Chief Executive Officer of Alexander & Associates, Inc., a private investment group; Chairman of EMCO Specialty Products, Inc, a manufacturing company of hat and coat racks; Chairman of Tulsa Power LLC, a Tulsa-based manufacturer of machinery for the wire and cable industry; and a Director of the Bank of Blue Valley, a commercial banking company in Overland Park, Kansas.

(5) Mr. Freeland, age 64, has been a Director of the Company since November 1988. He is Chairman of the Board of Havens Steel Company of Kansas City, Missouri, a global steel construction company. From 1983 to 1993, he was President and Chief Executive Officer and has been a Director of Havens Steel Company since 1971. Mr. Freeland is a past President and Board Member of the Central Fabricators Association of Chicago, Illinois, and is the immediate past Chairman and current Board Member of the American Institute of Steel Construction of Chicago, Illinois.

(6) Mr. McDonnell, age 56, has been a Director of the Company since December 1993. Mr. McDonnell is the President and Chief Executive Officer and a Director of DST Systems, Inc. ("DST"), a company providing information processing and computer software services primarily to mutual funds and financial service organizations. He has been employed by DST in various capacities since 1973. He is a Director of Commerce Bancshares, Inc., Ascential Software, Inc., Euronet Services, Inc., Computer Sciences Corporation and Garmin Ltd.

(7) Mr. Green, age 47, has been a Director of the Company since November 1995. Mr. Green is Chairman of the Board of Directors of UtiliCorp United, Inc. ("UtiliCorp United"), a global energy company. His association with UtiliCorp United began in 1976 with assignments in a variety of operating and staff positions involving plant supervision, legal, finance and treasury functions. He was appointed Chief Executive Officer of UtiliCorp United in 1985 and Chairman of the Board of Directors of UtiliCorp United in 1989. He is a Trustee of the Urban Institute in Washington, DC and a member of the board of directors of Yellow Corp. and the Midwest Research Institute.


COMMITTEES AND MEETINGS OF THE BOARD

     During the Company's fiscal year ended September 30, 2001 ("Fiscal 2001"), the Board held four regular meetings and one special meeting. The Board has an Audit Committee and a Compensation Committee, but does not have a Nominating Committee.

     The Audit Committee consists of Messrs. Alexander, Freeland, McDonnell and Green. During Fiscal 2001, the Audit Committee met three times. The Audit Committee reviews and reports to the Board with respect to various auditing and accounting matters, including the nomination of the Company's independent public accountants, the scope of audit procedures, general accounting policy matters, and the performance of the Company's independent public accountants.

     During Fiscal 2001, the Compensation Committee, comprised of Messrs. Alexander, Freeland, McDonnell and Green, met four times. The Compensation Committee is responsible for the review and approval of the annual corporate compensation guidelines, executive officer bonuses, executive officer compensation, and the potential levels of contribution to or awards under the Company's Profit Sharing and Employee Stock Ownership Plans, 401(k) plan and the Amended and Restated Incentive Stock Option Plan for the ensuing year.

     During Fiscal 2001, all of the directors attended at least 75% of the meetings of the Board and committees of which they are members.


DIRECTORS' COMPENSATION

     Currently, each director who is not employed by the Company receives an annual retainer of $14,000 plus $1,000 for each meeting of the Board or any committee he attends, which, upon election, can be paid in the form of Common Stock. All eligible directors elected to receive Common Stock for all compensation earned in Fiscal 2001.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     To the Company's knowledge, based solely on a review of copies of Section 16(a) forms submitted to the Company during and with respect to fiscal 2001, all officers, directors and beneficial owners of more than 10% of Common Stock of the Company filed timely reports under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") during Fiscal 2001.


        COMPANY OFFICERS AND SENIOR OFFICERS OF SUBSIDIARY CORPORATIONS

     Messrs. Rheinfrank, Lund and Thome are officers of the Company who are listed above as nominees for director. The only officers of the Company and senior officers of the Company's subsidiaries other than these individuals are
H. Torsten Andersch, James C. Shay, Robert B. O'Conor, and Stanley D. Biggs.

     H. Torsten Andersch, age 44, is a Vice President having joined the Company's wholly-owned subsidiary, BHA Group GmbH as Sales Manager in September 1990. He became Assistant General Manager in December 1990 and was promoted to General Manager of BHA Group GmbH in September 1992. Prior to September 1990, he was employed as Sales Manager at Eastman Christensen GmbH.

     James C. Shay, age 38, has been Senior Vice President and Chief Financial Officer since August 1999. He had been Treasurer and Chief Financial Officer since March 1994 and was the Corporate Secretary from May 1997 to August 1999. He joined the Company as Controller in June 1992. From 1986 to 1992, he was employed at KPMG LLP as an Audit Manager and in various other positions.

     Robert B. O'Conor, age 44, has been the Senior Vice President of Sales of the Company's principal operating subsidiary since July 1999. He was Vice President of Sales from 1996 until 1999. From 1983, when he joined the Company, through 1996, he held numerous positions in Sales and Product Management. Prior to August 1983, he was employed in sales and engineering positions for Owens-Corning Fiberglass Corporation.

     Stanley D. Biggs, age 43, joined the Company in August 1999 as Vice President, Treasurer and Corporate Secretary. From 1988 until August 1999, he was employed by The Rival Company as Vice President, Treasurer and Corporate Secretary and various other positions.


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In July 2001, the Company and Mr. McDonnell purchased 20,000 and 47,500 shares of the Company's common stock, respectively from Havens Steel Company of Kansas City. Mr. Freeland is a Director of the Company and is also the Chairman of the Board of Havens Steel Company. Mr. Rheinfrank is the Chairman of the Board of the Company and is an advisory director of Havens Steel Company. The shares were acquired in a broker transaction at a price of $13.25 per share, which was the market value on the date of the transaction.

                             EXECUTIVE COMPENSATION


I. SUMMARY COMPENSATION TABLE

     The following table shows, for the Company's Chief Executive Officer and each of the other four most highly compensated executive officers of the Company (collectively, the "named executive officers"), information concerning compensation earned for services in all capacities during the Fiscal 2001, as well as compensation earned by each such person for the two previous fiscal years.

                                                      ANNUAL COMPENSATION
                                      ---------------------------------------------------
          NAME AND
          PRINCIPAL           FISCAL                       ANNUAL        OTHER ANNUAL
          POSITION             YEAR       SALARY($)     BONUS(1)($)   COMPENSATION(2)($)
             (A)               (B)           (C)            (D)               (E)
----------------------------  ------  ---------------- ------------- --------------------
James E. Lund,                 2001      250,000            50,400           --
 Chief Executive Officer       2000      250,000            58,300           --
 and President                 1999      241,800              --             --

Lamson Rheinfrank, Jr.,        2001      178,500            25,200           --
 Chairman                      2000      178,500            29,150           --
                               1999      178,500              --             --

James J. Thome,                2001      250,000            50,400           --
 Executive Vice President      2000      250,000            58,300           --
 and Chief Operating           1999      241,800              --             --
 Officer

James C. Shay,                 2001      170,000            44,100           --
 Senior Vice President and     2000      170,000            51,013           --
 Chief Financial Officer       1999      146,700              --             --

Robert B. O'Conor,             2001      171,990(6)         10,500           --
 Senior Vice President         2000      172,895             5,000           --
 of Sales                      1999      163,855              --             --


                                     LONG-TERM COMPENSATION
                             ---------------------------------------
                                       AWARDS              PAYOUTS
                             -------------------------- ------------
                                             SECURITIES
          NAME AND             RESTRICTED    UNDERLYING
          PRINCIPAL               STOCK       OPTIONS/      LTIP         ALL OTHER
          POSITION            AWARDS(S)($)    SARS(#)    PAYOUTS($)   COMPENSATION($)
             (A)                   (F)          (G)          (H)            (I)
---------------------------- -------------- ----------- ------------ ----------------
James E. Lund,                     --            --          --          24,894(3)
 Chief Executive Officer           --          36,000        --          15,225(4)
 and President                     --            --          --           8,700(5)

Lamson Rheinfrank, Jr.,            --            --          --          36,654(3)
 Chairman                          --          18,000        --          20,235(4)
                                   --            --          --           7,120(5)

James J. Thome,                    --            --          --          21,330(3)
 Executive Vice President          --          36,000        --          13,850(4)
 and Chief Operating               --            --          --           4,710(5)
 Officer

James C. Shay,                     --            --          --          16,154(3)
 Senior Vice President and         --          27,000        --          13,126(4)
 Chief Financial Officer           --            --          --           3,420(5)

Robert B. O'Conor,                 --            --          --          15,509(3)
 Senior Vice President             --            --          --          12,087(4)
 of Sales                          --          20,000        --           4,170(5)

----------
(1) Annual bonus payments are based on the Company's financial performance for each fiscal year and were paid in the subsequent fiscal year (see "Compensation Committee Report on Executive Compensation -- Annual Cash Incentives").

(2) No amounts for executive earnings and other personal benefits are shown because the aggregate dollar amount per executive is less than either $50,000 or 10% of annual salary and bonus.

(3)   Amounts of All Other Compensation for Fiscal 2001 include the following:

      (i) Contributions by the Company under the ESOP and Profit Sharing plans: each executive $6,654;

      (ii) Contributions by the Company under the 401(k) plan: each executive $900; and,

      (iii) Premiums on life insurance for executives paid by the Company: Mr. Lund, $17,340; Mr. Rheinfrank, $29,100; Mr. Thome, $13,776; Mr.
            Shay, $8,600; Mr. O'Conor, $7,955.

(4)   Amounts of All Other Compensation for Fiscal 2000 include the following:

      (i)   Contributions by the Company under the ESOP and Profit Sharing
            Plans: each executive $7,360;

      (ii) Contributions by the Company under the 401(k) plan: each executive $750; and,

      (iii) Premiums on life insurance for executives paid by the Company: Mr. Lund, $7,115; Mr. Rheinfrank, $12,125; Mr. Thome, $5,740; Mr. Shay, $5,016; Mr. O'Conor, $3,977.

(5)   Amounts of All Other Compensation for Fiscal 1999 include the following:

      (i)   Contributions by the Company under the ESOP: each executive $2,400;

      (ii) Contributions by the Company under the 401(k) plan: each executive $600; and,

      (iii) Premiums on life insurance for executives paid by the Company: Mr. Lund, $5,700; Mr. Rheinfrank, $4,120; Mr. Thome, $1,710; Mr. Shay, $420; Mr. O'Conor, $1,170.

(6) Base salary for Mr. O'Conor also includes monthly incentives tied to sales results.

II. OPTION/SAR GRANTS TABLE

     No individual grants of stock options or freestanding SARs were made during Fiscal 2001 to any of the named executive officers.


III. AGGREGATED OPTION EXERCISES IN FISCAL 2001 AND FISCAL YEAR-END ("FY-END") OPTION VALUES

                                     SHARES                                                        VALUE OF UNEXERCISED
                                  ACQUIRED ON      VALUE     NUMBER OF SECURITIES UNDERLYING      IN-THE MONEY OPTIONS AT
              NAME                EXERCISE(#)   REALIZED($)  UNEXERCISED OPTIONS AT FY-END(#)          FY-END($)(2)
               (A)                    (B)           (C)                    (D)                              (E)
-------------------------------- ------------- ------------- -------------------------------- -------------------------------
                                                              EXERCISABLE   UNEXERCISABLE(1)   EXERCISABLE   UNEXERCISABLE(1)
                                                             ------------- ------------------ ------------- -----------------
James E. Lund ..................     19,965        76,965       107,811    78,300                847,394         190,080
Lamson Rheinfrank, Jr. .........      5,989        17,548            --    60,300                     --          95,040
James J. Thome .................     19,965        76,965        93,170    78,300                732,316         190,000
James C. Shay ..................     14,340        77,440        25,543    70,675                143,078         142,560
Robert B. O'Conor ..............     20,718       101,589         6,807    20,000                 36,894          36,800

----------
(1) Includes options that have not met vesting requirements, minimum fair market value requirements and/or minimum earnings per share requirements. The majority of the stock options currently outstanding were issued with provisions restricting the exercise unless the Company achieves a share price of $25.00 per share or earnings per diluted share of $1.25.

(2) Based on a fair market value as of September 30, 2001 of $15.00 per share. Values are stated on a pre-tax basis.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During Fiscal 2001, the Compensation Committee was comprised of Messrs. Alexander, Freeland, McDonnell and Green. No such member of the Compensation Committee was at any time an officer or employee of the Company or any of its subsidiaries.


EXECUTIVE EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL PROVISIONS

     The Company has employment agreements with each officer who serves on its Executive Committee (each, an "Agreement" and collectively, the "Agreements"). The Agreements, which were effective February 1, 2000 are subject to one year automatic extensions on each October 1, unless either party gives notice within 90 days of such October 1 of his or its election to have such automatic extensions cease. All of the Agreements have been automatically extended.

     Each Agreement prohibits the executive from competing with the Company for the two-year period after the termination of such employment with the Company. Each Agreement further provides that if the Company terminates the Agreement without cause or if the executive terminates his Agreement for good reason, the executive covered by such Agreement is entitled to receive one year base salary together with a specified percentage of the executive's annual bonus potential. If the Agreement is terminated for these reasons and the circumstances relate to a change in control of the Company, then the corresponding base salary and annual bonus payments will cover a two year period. In the event such payments are subject to an excise tax imposed by Section 4999 of the Code, the Company is required to make an additional gross-up payment to the employee to offset the effect of the excise tax on the employee.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Board believes that increasing the value of the Company to its stockholders is the Board's most important objective and should be the key measure of management performance. The Board also believes that executive compensation should be objectively determined. For this reason, the Compensation Committee, which is made up of directors who are not employees of the Company, is responsible for determining the compensation packages of the Company's executives.

     The Company is focused on achieving consistent earnings growth and increasing returns to its shareholders. In previous filings, the Company has stated that although it remains cautious about near term results due to challenging business conditions, the following are its longer-term financial goals:

     o Increase compounded earnings per diluted share at a 12% to 15% annual rate over time.

     o Increase return on average equity to 15% by fiscal 2004. Moving beyond fiscal 2004, the longer-term goal is a 20% return on average equity.

     The Compensation Committee's role in determining the compensation of the executives of the Company is to assure that the Company's compensation strategy is aligned with the above stated objectives and that executive compensation is structured to provide fair, reasonable and competitive base salary levels and the opportunity for the executives to earn incentive compensation reflecting both the Company's and the individual's performance.

     The executive compensation program is designed to accomplish the Board's objectives. The program is based upon the principles that: executive performance should be judged and compensated primarily on the basis of the Company's earnings and the strength of the Company's financial position; long-term appreciation in stockholder value is an appropriate measure of the Company's financial performance; and the most effective approach to promoting the financial success of the Company is to align the stockholders' and the executives' interests. This alignment is best accomplished through a compensation strategy emphasizing long-term stock ownership. As a result, the program is designed to increase the proportion of long-term compensation tied to increases in the Company's earnings, financial position and appreciation in stockholder value. The annual cash compensation for executive officers is primarily in the form of base salary, which is being maintained at levels consistent with competitive market compensation practices, and annual cash incentives based on quantitative objectives tied to the Company's financial performance. Annual cash compensation is supplemented with long-term incentive compensation, primarily in the form of stock incentives, intended to link executive compensation to changes in stockholders' value. The Compensation Committee intends that the application of these principles will result in total executive compensation and capital accumulation potential above competitive levels for superior stockholder returns and below competitive levels for average or lesser returns.

     There are three components to the Company's compensation program for the officers that serve on its Executive Committee: base salary, annual cash incentives and long-term stock incentives. Each of these components is discussed in detail below.


BASE SALARY

     Base salaries for Fiscal 2001 were established under the Agreements for each officer that serves on the Executive Committee. Factors considered in setting these salaries include the responsibilities of the position, compensation of executives in companies of similar size or in the same industry and external market conditions. Each of the executive officers' base salaries were fixed at the same amount for fiscal 2000 and 2001.

ANNUAL CASH INCENTIVES

     The stated goal of the Compensation Committee is to structure executive compensation that focuses the efforts of senior management on achieving the above stated business goals of the Company. An annual cash incentive matrix covering multiple years is utilized to compensate senior management for achieving consistent and increasing earnings growth over several periods. The annual cash payments for each executive under this program are fixed for each of the multiple years covered by the matrix. The matrix determines the amount of annual cash incentive for each executive based on each individual's maximum potential award and the Company's earnings per diluted share (EPS) for that year. During fiscal 2000 and 2001, each of the Company's executive officers earned a cash incentive under this program.


LONG-TERM STOCK INCENTIVES

     The Committee believes that long-term changes in stockholder value are an important measure of the Company's performance. The Committee uses stock incentives (primarily stock options) to align the interests of the Company's stockholders and executives.

     With respect to stock incentives, the Compensation Committee has expressed its desire that the executives increase their ownership in the Company by retaining ownership of a substantial portion of the shares of the Company's Common Stock acquired through the stock incentive awards. The Compensation Committee has advised the executive officers that they should retain a majority (less shares forfeited or used to pay the option exercise price or taxes) of all restricted stock and stock acquired through the exercise of options previously awarded. Since 1994, the executives of the Company have exercised certain stock options and have retained the maximum number of shares possible after using a portion of the shares to pay the option exercise price and income taxes.


                    COMPENSATION OF CHIEF EXECUTIVE OFFICER

     Mr. Lund received total compensation amounting to $325,294 in Fiscal 2001. His Fiscal 2001 base salary was unchanged from Fiscal 2000. He earned a cash incentive payment based on the Company's financial performance against the requirements of the three-year cash incentive matrix currently in place. The Compensation Committee considers Mr. Lund's compensation to be in line with industry and market size standards and to be consistent with Company performance objectives.

    This report was presented to and approved by the Board.

    Thomas A. McDonnell
    Don H. Alexander
    Robert D. Freeland
    Richard C. Green, Jr.

                     AUDIT COMMITTEE REPORT TO SHAREHOLDERS

     The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee is composed of four directors, each of whom is independent as defined by the National Association of Securities Dealers' listing standards. The Audit Committee operates under a written charter approved by the Board of Directors. A copy of the charter was filed with the Proxy Statement dated January 16, 2001.

     Management is responsible for the Company's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     In connection with these responsibilities, the Audit Committee met with management and the independent accountants to review and discuss the September 30, 2001 financial statements. The Audit Committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received written disclosures from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

     Based upon the Audit Committee's discussions with management and the independent accountants and the Audit Committee's review of the representations of management and the independent accountants, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended September 30, 2001, to be filed with the Securities and Exchange Commission.


                                        Respectfully submitted,


                                        THE AUDIT COMMITTEE



                                        Richard C. Green, Jr.
                                        Don H. Alexander
                                        Robert D. Freeland
                                        Thomas A. McDonnell

                       INDEPENDENT ACCOUNTANT DISCLOSURE


AUDIT FEES

     The aggregate fees billed for professional services rendered by KPMG LLP for the audit of our annual financial statements for the year ended September 30, 2001 and the reviews of the condensed financial statements included in our quarterly Reports on Forms 10-Q for the year ended September 30, 2001 were $76,700.


FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     There were no fees billed for information technology services rendered by KPMG LLP during the year ended September 30, 2001.


INCOME TAX SERVICES FEES

     The aggregate fees billed for income tax services rendered by KPMG LLP during the year ended September 30, 2001, including fees for domestic and international tax consulting and compliance were $85,000.


ALL OTHER FEES

     The aggregate fees billed for all other services, exclusive of the fees disclosed above relating to financial statement audit services, financial information systems design and implementation and income tax services rendered by KPMG LLP during the year ended September 30, 2001 were $54,700, consisting primarily of audits of the Company's employee benefit plans and statutory audits of certain of the Company's international subsidiaries.

     The Audit Committee of the Board of Directors has determined that the provision of these services is compatible with maintaining the independence of KPMG LLP.

               COMPARISON OF FIVE YEAR-CUMULATIVE TOTAL RETURNS
                            PERFORMANCE GRAPHS FOR
                           BHA GROUP HOLDINGS, INC.

     The following graph reflects a comparison of the cumulative total stockholder return (change in stock price plus reinvested dividends) of an initial $100 investment on September 30, 1996 in the Company's Common Stock, the Standard & Poors 500 Stock Index and the First Analysis Environmental Index. The comparisons in this table are required by the Securities and Exchange Commission. The stock price performance shown on the graph is not intended to forecast or be indicative of future price performance.


Company/Index              9/96     9/97     9/98      9/99      9/00      9/01
-------------             ------   ------   ------    ------    ------    ------
BHA Group Holdings, Inc.  100.00   131.76    99.40     82.91    123.52    131.09
S&P 500 Comp. Ltd.        100.00   140.45   153.14    195.74    221.74    162.71
First Analysis            100.00   133.38   122.06    121.66    131.31    114.31

               COMPARISON OF LONG-TERM CUMULATIVE TOTAL RETURNS
                            PERFORMANCE GRAPHS FOR
                           BHA GROUP HOLDINGS, INC.

     The following graph reflects a comparison of the cumulative total stockholder return (change in stock price plus reinvested dividends) of an initial $100 investment on November 30, 1986 (which corresponds to the month in which the Company's stock first traded) in the Company's Common Stock, the Standard & Poors 500 Stock Index and the First Analysis Environmental Index. The stock price performance shown on the graph is not intended to forecast or be indicative of future price performance.


                               [GRAPHIC OMITTED]


Company/Index               11/86         9/87        9/88         9/89       9/90         9/91         9/92        9/93
-------------               ------       ------      ------       ------     ------       ------       ------      ------
BHA Group Holdings, Inc.    100.00       207.41      266.71       625.06     558.43       475.04       508.42      468.89
S&P 500 Comp. Ltd.          100.00       133.07      116.61       155.10     140.77       184.64       205.05      231.70
First Analysis              100.00       145.94      128.83       180.30     157.09       183.84       166.41      158.28



Company/Index                9/94         9/95        9/96         9/97       9/98         9/99         9/00        9/01
-------------               ------       ------      ------       ------     ------       ------       ------      ------
BHA Group Holdings, Inc.    440.39       461.60      550.16       724.95     546.88       456.20       679.60      721.25
S&P 500 Comp. Ltd.          240.25       311.71      375.08       526.80     574.45       734.17       831.70      610.29
First Analysis              159.47       177.65      197.01       246.51     205.89       219.46       253.20      220.42

        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     As of December 20, 2001, the Company had outstanding and entitled to vote 6,084,653 shares of Common Stock. As of December 20, 2001, the trustee of the ESOP was the registered holder of 780,503 shares of Common Stock, 704,921 of which have vested in participant accounts. Participants in the ESOP are entitled to vote both the vested and unvested shares which are in their account.

     The following table sets forth, as of December 20, 2001, certain information with respect to (a) each person known by the Company to own beneficially five percent or more of the outstanding Common Stock, (b) each of the directors and nominees for director of the Company, (c) each of the executive officers named in the Summary Compensation Table, and (d) all directors, executive and senior officers of the Company and its subsidiaries as a group:

            NAME AND ADDRESS                     AMOUNT AND NATURE          PERCENT OF
           OF BENEFICIAL OWNER              OF BENEFICIAL OWNERSHIP(1)     COMMON STOCK
----------------------------------------   ----------------------------   -------------
Royce & Associates, Inc. ...............              907,828                  14.9%
 1414 Avenue of the Americas, 9th Floor
 New York, New York 10019-2578

Merrill Lynch Asset Management .........              651,777                  10.7%
 800 Scudder Mill Road
 Plainsboro, NJ 08536-1606

T. Rowe Price Associates ...............              644,400                  10.6%
 100 East Pratt Street, 7th Floor
 Baltimore, Maryland 21202-1090

Lamson Rheinfrank, Jr. .................              502,810(2)                8.3%
 BHA Group Holdings, Inc.
 8800 East 63rd Street
 Kansas City, Missouri 64133

Dimensional FD Advisors, Inc. ..........              325,307                   5.3%
 1299 Ocean Avenue, 11th Floor
 Santa Monica, CA 90401-1005

James E. Lund ..........................              198,317(3)                3.3%
 BHA Group Holdings, Inc.
 8800 East 63rd Street
 Kansas City, Missouri 64133

James J. Thome .........................              159,707(4)                2.6%
 BHA Group Holdings, Inc.
 8800 East 63rd Street
 Kansas City, Missouri 64133

Thomas A. McDonnell ....................               76,348(5)                 *
 DST Systems, Inc.
 333 W. 11th Street, 5th Floor
 Kansas City, Missouri 64105

James C. Shay ..........................               38,414(6)                 *
 BHA Group Holdings, Inc.
 8800 East 63rd Street
 Kansas City, Missouri 64133

Robert B. O'Conor ......................               27,722(7)                 *
 BHA Group, Inc.
 8800 East 63rd Street
 Kansas City, MO 64133

                NAME AND ADDRESS                        AMOUNT AND NATURE          PERCENT OF
              OF BENEFICIAL OWNER                  OF BENEFICIAL OWNERSHIP(1)     COMMON STOCK
-----------------------------------------------   ----------------------------   -------------
Don H. Alexander ..............................              31,460(8)                 *
 Alexander & Associates, Inc.
 408 Miami
 Kansas City, KS 66105

Robert D. Freeland ............................              15,801(9)                 *
 Havens Steel Company
 7219 East 17th Street
 Kansas City, Missouri 64126

Richard C. Green, Jr. .........................              15,346(10)                *
 UtiliCorp United, Inc.
 MSC 2-283
 20 West 9th Street
 Kansas City, Missouri 64105

All directors, named executive and senior
 Officers as a group (10 people) (11) .........           1,076,231                  17.7%

----------
*     Less than 1%

(1) All information is as of December 20, 2001 and was determined in accordance with Rule 13d-3 under the Exchange Act, based upon information furnished by the persons listed or contained in filings made by them with the Securities and Exchange Commission. Unless otherwise indicated, beneficial ownership disclosed consists of sole voting and dispositive power.

(2) Consists of 30,833 shares of Common Stock held of record by Mr. Rheinfrank, 195,404 shares of Common Stock held by irrevocable family trusts of which Mr. Rheinfrank is the co-trustee, 7,000 shares of Common Stock held by his daughters (as to which shares he disclaims any beneficial interest), 32,490 shares of Common Stock owned by Mr. Rheinfrank's wife (as to which shares he disclaims any beneficial interest), 21,200 shares of Common Stock in the Rheinfrank Foundation, 187,550 shares of Common Stock in the Rheinfrank Family Limited Partnership, 8,076 shares of Common Stock held of record by the trustee of the ESOP for Mr. Rheinfrank who is entitled to vote such shares by virtue of the allocation under the ESOP, and 20,257 shares held in account under the BHA Group Holdings, Inc. 401(K) Plan.

(3) Consists of 63,954 shares of Common Stock held of record by Mr. Lund, 8,052 shares of Common Stock owned by Mr. Lund's wife (as to which shares he disclaims any beneficial interest), options to purchase 107,811 shares of Common Stock under the Plan which are exercisable within 60 days of December 20, 2001, and 18,500 shares of Common Stock held of record by the trustee of the ESOP for Mr. Lund who is entitled to vote such shares by virtue of the allocation under the ESOP.

(4) Consists of 50,065 shares of Common Stock held of record by Mr. Thome, options to purchase 93,170 shares of Common Stock under the Plan which are exercisable within 60 days of December 20, 2001, 16,239 shares of Common Stock held of record by the trustee of the ESOP for Mr. Thome who is entitled to vote such shares by virtue of the allocation under the ESOP, and 233 shares held in account under the BHA Group Holdings, Inc. 401(K) Plan.

(5) Consists of 68,862 shares of Common Stock held of record by Mr. McDonnell and options to purchase 7,486 shares under the Plan which are exercisable within 60 days of December 20, 2001.

(6) Consists of 7,066 shares of Common Stock held of record by Mr. Shay, options to purchase 25,543 shares of Common Stock under the Plan which are exercisable within 60 days of December 20, 2001, 4,022 shares of Common Stock held of record by the trustee of the ESOP for Mr. Shay who is entitled to vote such shares by virtue of the allocation under the ESOP, and 1,783 shares held in account under the BHA Group Holdings, Inc. 401(K) Plan.

(7) Consists of 11,737 shares of Common Stock held of record by Mr. O'Conor, options to purchase 6,807 shares of Common Stock under the Plan which are exercisable within 60 days of December 20, 2001, 8,154 shares of Common Stock held of record by the trustee of the ESOP for Mr. O'Conor who is entitled to vote such shares by virtue of the allocation under the ESOP, and 1,024 shares held in account under the BHA Group Holdings, Inc. 401(K) Plan.

(8)   Consists of 31,460 shares of Common Stock held of record by Mr.
      Alexander.

(9)   Consists of 15,801 shares of Common Stock held of record by Mr. Freeland.


(10)  Consists of 15,346 shares of Common Stock held of record by Mr. Green.

(11) Total beneficial ownership of all directors, named executives and senior officers as a group as reported is 1,076,231 shares or 17.7% of common shares currently outstanding. Excluding unexercised stock options, such ownership is 808,794 shares or 13.3% of the total common shares outstanding.

            PROPOSAL TO AMEND AND RESTATE THE COMPANY'S AMENDED AND
                         RESTATED INCENTIVE STOCK PLAN
                               (PROPOSAL NO. 2)

GENERAL.

     The stockholders are being asked to approve an Amended and Restated Incentive Stock Plan (the "Restated Plan") which will, among other things, (i) increase the number of shares of Common Stock available for issuance under the existing Amended and Restated Incentive Stock Plan (the "Current Plan" or the "Plan") by 500,000 shares from 1,231,761 shares (as adjusted for stock dividends, and excluding shares issued pursuant to previously exercised options and other shares previously granted pursuant to the Current Plan)to an aggregate of 1,731,761 shares, (ii) expand the types of incentive awards the Board may grant to explicitly include reload options (as described below),
(iii) increase the number of shares of Common Stock available for grants of awards under the Restated Plan by the number of shares used by plan participants to pay the exercise price of an award and/or the income tax withholding obligations related to the exercise of an award, (iv) periodically decrease the number of shares of Common Stock available for grants of awards under the Restated Plan by the number of shares issued by the Company upon exercise of options theretofore granted pursuant to the Restated Plan, and (v) extend the termination date of the Current Plan from February 23, 2008 to December 20, 2011. The Board approved the terms of the Restated Plan on December 20, 2001, subject to stockholder approval at the Annual Meeting.

     With respect to awards issued under the Restated Plan using the 500,000 additional shares authorized by the Board on December 20, 2001, the Compensation Committee may not utilize over 250,000 of such additional shares for (i) options and stock appreciation rights granted to non-employee members of the Board, and (ii) restricted stock and other stock based awards (other than options and stock appreciation rights) under the Restated Plan. If the Restated Plan is approved, the Restated Plan would cover an aggregate of 1,731,761 shares of Common Stock having an aggregate market value (as of December 31, 2001) of $25,976,415 and after taking into account those awards previously granted, 653,709 shares having an aggregate market value (as of December 31, 2001) of $9,805,635 would be available for future issuance (excluding the number of shares used by participants to pay the exercise price and income tax withholdings related to an award after December 20, 2001).

     The following summary of the material features of the Restated Plan does not purport to be complete and is qualified by reference to the complete text of the Restated Plan, which is attached to this Proxy Statement as Appendix A. Unless otherwise indicated below, the terms of the Restated Plan are not materially different than those of the Current Plan.


TERMS OF THE RESTATED PLAN.

     Administration of the Plan. Under the Restated Plan, the Compensation Committee has the authority, subject to the provisions of the Restated Plan, to determine to whom options, restricted stock and/or other awards may be granted and the terms and conditions of those awards, to provide for conditions under which awards shall be forfeited, to accelerate the vesting of any award, to interpret and construe the provisions of the Restated Plan and any award agreement and to make determinations pursuant to any Restated Plan provision or award agreement which shall be final and binding on all Restated Plan participants. Under the Restated Plan, the Board has the right to retain or reclaim all or a portion of the administration of the Restated Plan. Unless otherwise determined by the Board, the Restated Plan requires the Compensation Committee to consist solely of two or more members of the Board who are "disinterested persons" within the meaning of Rule 16b-3(b)(3) of the Securities Exchange Act of 1934 and are "outside directors" for purposes of
Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the "Code").

     Awards Available under the Restated Plan. The Restated Plan permits the Compensation Committee to grant stock options, restricted stock and other awards to employees, officers, directors and consultants of the Company and its subsidiaries. A summary of the material provisions of the awards available under the Restated Plan is provided below.

     Non-Qualified and Incentive Stock Options. The Restated Plan permits the grant of incentive stock options ("ISOs") (within the meaning of Section 422 of the Code) or non tax-qualified stock options (i.e., stock options which are not
ISOs). Under the Restated Plan, the exercise price of an awarded option will be set by the Compensation Committee and stated in an option agreement between the Company and the recipient of the option. The Restated Plan provides that no option will have an exercise price of less than 100% of fair market value of the underlying shares on the date of grant.

     The Restated Plan permits the exercise price of an award to be paid (i) in cash, (ii) by delivery of the Company's Common Stock with a fair market value equal to the exercise price, (iii) pursuant to a broker-assisted "cashless exercise" program if established by the Company, and (iv) by such other methods as the Compensation Committee may deem appropriate.

     The Restated Plan limits the maximum number of shares of Common Stock that may be issued to any single participant pursuant to options and stock appreciation rights under the Restated Plan in any single calendar year to 100,000.

     Reload Options. Unlike the Current Plan, the Restated Plan explicitly permits the grant of reload options, which are awards in the form of a stock option to a participant who tendered shares of Common Stock to pay the exercise price of a previously granted stock option award. The number of shares of Common Stock subject to the newly granted reload option will equal the number of shares tendered by the participant to pay the exercise price, plus the number of shares withheld by the Company or surrendered by the participant to pay the applicable withholding tax. A reload option will expire on the expiration date of the original option exercised in connection with the reload option grant. Under the Restated Plan, the number of shares of Common Stock available for the grant of awards under the Restated Plan is increased by the number of shares of Common Stock used by a participant to pay the exercise price and income tax withholdings related to an award.

     Shares surrendered by a participant to pay the exercise price of an option and/or the applicable withholding tax obligation must be owned by such participant for at least six months.

     Restricted Stock. The Restated Plan permits the Compensation Committee to award restricted stock to participants under the plan. The restricted stock awards are subject to forfeiture until certain restrictions, terms and conditions as the Compensation Committee may determine are fulfilled.

     Award in lieu of Compensation Election. The Restated Plan permits the Compensation Committee to grant a director, officer or employee the right to elect to exchange annual retainers, fees or compensation for awards (such as stock option, restricted stock or stock awards) under the Restated Plan.

     Stock Appreciation Rights. The Restated Plan permits the Compensation Committee to award stock appreciation rights ("SARs"), which may or may not be granted together with options. Generally, SARs permit the holder thereof to receive an amount (in cash or its equivalent value in Common Stock) equal to the number shares of Common Stock with respect to which SARs are exercised multiplied by the excess of the fair market value of the Common Stock on the exercise date over the exercise price or other price specified in the award agreement.

     Dividend Equivalent Award. The Restated Plan permits the Compensation Committee to grant an award that represents the right to receive a dividend with respect to any new or previously existing award, which will entitle the recipient to receive at the time of settlement an amount equal to the actual dividends paid on the Common Stock covered by the award and delivered to the recipient. This type of award may be paid in the form of Common Stock, cash or a combination of both.

     Stock Award. The Restated Plan permits the Compensation Committee to grant an award of Common Stock. Such grant may be on a contingent basis.

     Other Stock Based Awards. The Restated Plan permits the Compensation Committee to grant other Common Stock based awards that are related to or serve a function similar to the awards described above.

     Vesting of Awards. The Restated Plan permits the Compensation Committee to determine the time at which any award becomes exercisable and/or vested. The Restated Plan also permits the Compensation Committee to accelerate the exercisability and/or vesting of any award.

     Adjustment upon Changes in Capitalization. Under the Restated Plan, the aggregate number of shares of Common Stock as to which awards may be granted to participants, the number of shares thereof covered by each outstanding award, and the price per share of each such award, will all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without receipt of consideration by the Company, or other change in corporate or capital structure. The Restated Plan permits the Compensation Committee to make any changes it deems necessary or desirable to preserve the intended benefits of the Restated Plan for the Company and the plan participants in the event of any reorganization, recapitalization, merger, consolidation, spin-off, extraordinary dividend or other distribution or similar transaction.

     Amendments to the Restated Plan. The Board may at any time terminate the Restated Plan or from time to time make such modifications or amendments of the Restated Plan as it may deem advisable. However, the Board may not make any amendments to the Restated Plan that would increase the number of shares of Common Stock available under the Restated Plan without the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Company present or represented and entitled to vote at a duly held stockholders meeting.


PARTICIPANTS IN THE RESTATED PLAN.

     If the Restated Plan is adopted, approximately 60-80 people, consisting of 4 directors who are not executive officers, 4 executive officers (including 3 directors who are executive officers), together with other managers and consultants of the Company and its subsidiaries, will be eligible to participate in all aspects of the Restated Plan.


TERMINATION OF THE RESTATED PLAN.

     The Restated Plan will terminate on December 20, 2011, while the Current Plan terminates on February 23, 2008.


REASONS FOR THE RESTATED PLAN.

     The Company believes that the most effective approach to promoting the financial success of the Company is to align the stockholders' and the employees' interests. The Compensation Committee concluded this alignment is best accomplished through a compensation strategy emphasizing long-term stock ownership. The amendment to the Current Plan to explicitly contemplate and authorize the issuance of reload options is intended, among other things, to build executive and employee stock ownership.

     As of December 20, 2001, of the 2,221,084 shares of Common Stock then issuable under the Current Plan, options to purchase 892,065 shares of Common Stock had been exercised, 67,137 shares of Common Stock were granted as restricted stock grants, 30,121 shares of Common Stock were granted to members of the Board in lieu of cash compensation, and options to purchase 1,078,052 shares of Common Stock were outstanding, leaving 153,709 shares of Common Stock available for future issuance under the Current Plan. The Board has determined that the number of shares of Common Stock available for future issuance pursuant to awards under the Current Plan must be increased if the plan is to constitute a meaningful program by which the Company may continue to align the stockholders' and employees' interests and to attract and retain desirable key personnel. Accordingly, the Board, subject to stockholder approval at the Annual Meeting, has approved an increase in the number of shares of Common Stock available for issuance under the Restated Plan of 500,000 shares to an aggregate of 1,731,761 shares. At December 20, 2001, the increase of 500,000 shares represented approximately eight percent of the outstanding number of shares of Common Stock. The Compensation Committee intends to grant options and other awards to individuals as part of an overall compensation strategy intended to balance both long- and short-term objectives. The amount to be granted to each individual will take in account (i) the long-term incentive requirements of the individual's position and (ii) whether the individual has exercised options and held shares of the Company's stock. The Compensation Committee intends to maintain a reserve of approved but unissued stock options to enable the Company to attract new and retain existing personnel.

FEDERAL INCOME TAX CONSEQUENCES.

     The following summary generally describes the principal federal (and not state and local) income tax consequences of awards granted under the Restated Plan. It is general in nature and is not intended to cover all tax consequences that may apply to a particular employee or to the Company. The provisions of the Code and the regulations thereunder relating to these matters are complicated and their impact in any one case may depend upon the particular circumstances. This discussion is based on the Code as currently in effect.

     The Restated Plan is not subject to any of the requirements of the Employee Retirement Income Security Act (ERISA), nor is it qualified under
Section 401(a) of the Code.

     Non-Qualified Stock Options. If a non-qualified stock option is granted in accordance with the terms of the Restated Plan, no income will be recognized by the recipient at the time the non-qualified stock option is granted. On exercise of a non-qualified stock option, the amount by which the fair market value of the Common Stock on the date of exercise exceeds the purchase price of such shares will generally be taxable to the holder as ordinary income, and will be deductible for tax purposes by the Company (or one of its subsidiaries) in the year in which the holder recognizes the ordinary income. The disposition of shares acquired upon exercise of a non-qualified stock option will ordinarily result in long-term or short-term capital gain or loss (depending on the applicable holding period) in an amount equal to the difference between the amount realized on such disposition and the sum of the purchase price and the amount of ordinary income recognized in connection with the exercise of the non-qualified stock option.

     Incentive Stock Options. If an ISO is granted in accordance with the terms of the Restated Plan, no income will be recognized by the recipient at the time the ISO is granted. On exercise of an ISO, the holder will generally not recognize any income and the Company (or one of its subsidiaries) will generally not be entitled to a deduction for tax purposes. However, the difference between the purchase price and the fair market value of the shares received on the date of exercise will be treated as a positive adjustment in determining alternative minimum taxable income, which may subject the holder to the alternative minimum tax. If the shares acquired upon exercise of the ISO are neither disposed of within two years after the date of the grant of the ISO nor within one year after the date of exercise of the ISO, any profit realized upon the disposition of such shares will be taxed as long-term capital gains. However, if the holder disposes of shares acquired upon exercise of an ISO within two years after the date of grant or within one year after the date of exercise (a "disqualifying disposition"), the holder will generally recognize ordinary income upon such disposition, and the Company (or one of its subsidiaries) will generally be entitled to a deduction for tax purposes, in the amount of the excess of the fair market value of the Common Stock on the date the ISO is so exercised over the purchase price (or the gain on sale, if less). Any excess of the amount realized by the holder on the disqualifying disposition over the fair market value of the shares on the date of exercise of the ISO will ordinarily constitute long-term or short-term capital gain (depending on the applicable holding period).

     Stock Appreciation Rights. The amount of any cash (or the fair market value of any Common Stock) received upon the exercise of SARs under the Restated Plan will be includible in the holder's ordinary income and the Company (or one of its subsidiaries) will be entitled to a deduction for such amount.

     Restricted Stock. Generally, if restricted stock is awarded in accordance with the terms of the Restated Plan, no income will be recognized by such recipient at the time the award is made. Instead, a recipient of restricted stock will be required to recognize as ordinary income the fair market value of such restricted stock upon the lapse of the forfeiture provisions applicable thereto, less any amount paid therefor. The recipient may, however, elect to recognize as ordinary income at the time the restricted stock is first awarded the fair market value of such restricted stock at the time of receipt, less any amount paid therefor. Absent the making of the election referred to in the preceding sentence, any cash dividends or other distributions paid with respect to restricted stock prior to lapse of the applicable restriction will be recognized by the recipient as ordinary income at the time of receipt. In each case, the Company (or one of its subsidiaries) will be entitled to a deduction in the same amount as the recipient recognizes compensation income.

     Non-Employee Directors' Stock. A non-employee director who elects to receive payment of his director fees in the form of stock will recognize ordinary income upon the receipt of such stock equal to its fair market value and the Company will be entitled to a deduction in the same amount.


BENEFITS TO BE RECEIVED UNDER THE RESTATED PLAN.

     The Compensation Committee and the Board have not yet determined the benefits or awards that will be allocated under the Restated Plan to executive officers, directors and other employees. Under the terms of the Restated Plan, the number of awards to be granted is within the discretion of the Compensation Committee.


VOTE REQUIRED.

     Approval of the Restated Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE RESTATED PLAN AND IT IS INTENDED THAT SHARES REPRESENTED BY THE ENCLOSED FORM OF PROXY WILL BE VOTED IN FAVOR OF APPROVAL OF THE RESTATED PLAN UNLESS OTHERWISE SPECIFIED IN SUCH PROXY.

                   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                               (PROPOSAL NO. 3)

     KPMG LLP is the accounting firm which examined and reported on the Company's financial statements for Fiscal 2001. KPMG LLP has been selected by the Board to serve as the Company's accounting firm for Fiscal 2002. Representatives of KPMG LLP are expected to attend the Annual Meeting. The representatives of KPMG LLP will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     The Board is seeking stockholder approval of its selection of KPMG LLP. Stockholder approval requires the affirmative vote of the holders of a majority of the shares present or represented and entitled to vote at the Annual Meeting. THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF KPMG LLP AND IT IS INTENDED THAT SHARES REPRESENTED BY THE ENCLOSED FORM OF PROXY WILL BE VOTED IN FAVOR OF THE RATIFICATION OF THE SELECTION OF KPMG LLP UNLESS OTHERWISE SPECIFIED IN SUCH PROXY. If stockholders do not ratify the appointment of KPMG LLP as the auditors of the Company for Fiscal 2002 at the Annual Meeting, the Board, on recommendation of its Audit Committee, may reconsider the selection.


                TIME FOR SUBMISSION OF PROPOSAL OF STOCKHOLDERS

     Any stockholder who intends to present a proposal to be included in the Company's proxy statement for action at the Company's Annual Meeting of Stockholders scheduled to be held on February 18, 2003, must comply with and meet the requirements of Regulation 14a-8 of the Exchange Act. That regulation requires, among other things, that a proposal to be included in the Company's proxy statement for its annual meeting in 2003, must be received by the Company at its principal executive office, 8800 East 63rd Street, Kansas City, Missouri 64133, by September 16, 2002. In addition, if a stockholder presents a matter for action at the Company's next annual meeting without providing the Company with notice of such matter by November 30, 2002, stock represented at such meeting by proxies solicited by the Board of Directors may be voted in the discretion of such proxy holders against the matter proposed by such stockholder.


                           GENERAL AND OTHER MATTERS

     Management knows of no matter other than the matters described above which will be presented to the Annual Meeting. However, if any other matters properly come before the meeting, or any of its adjournments, the person or persons voting the proxies will vote them in accordance with his or their best judgment on such matters. You are urged to sign and return your proxy to make certain your shares will be voted at the Annual Meeting.


                                        By Order of the Board of Directors



                                        STANLEY D. BIGGS
                                        Secretary



Kansas City, Missouri
January 9, 2002

                           BHA GROUP HOLDINGS, INC.


                   AMENDED AND RESTATED INCENTIVE STOCK PLAN


I. PURPOSE

     The purpose of the BHA Group Holdings, Inc. Amended and Restated Incentive Stock Plan (the "Plan") is to attract and retain and provide incentives to employees, officers, directors and consultants of the Corporation, and to thereby increase overall shareholder value. The Plan generally provides for the granting of stock, stock options, reload options, stock appreciation rights, restricted shares or any combination of the foregoing to the eligible participants.


II. DEFINITIONS

     (a) "Award" includes, without limitation, stock options (including incentive stock options within the meaning of Section 422(b) of the Code and reload options) with or without stock appreciation rights, dividend equivalent rights, stock awards, restricted share awards, or other awards that are valued in whole or in part by reference to, or are otherwise based on, the Common Stock ("other Common Stock-based Awards"), all on a stand-alone, combination or tandem basis, as described in or granted under this Plan.

     (b) "Award Agreement" means a written agreement setting forth the terms and conditions of each Award made under this Plan.

     (c) "Board" means the Board of Directors of the Corporation.

     (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     (e) "Committee" means the Compensation Committee of the Board or such other committee of the Board as may be designated by the Board from time to time to administer this Plan, the members of which shall consist solely of two or more members of the Board who are "disinterested persons" within the meaning of Rule 16b-3(b)(3) of the Exchange Act and are "outside directors" for purposes of Code Section 162(m)(4)(C) of the Code, unless otherwise determined by the Board.

     (f) "Common Stock" means the common stock, $.01 par value, of the Corporation.

     (g) "Corporation" means BHA Group Holdings, Inc., a Delaware corporation.

     (h) "Employee" means an employee of the Corporation or a Subsidiary.

     (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (j) "Fair Market Value" means the mean of the highest and lowest trading prices or of the high bid and low ask prices of the shares of Common Stock as officially reported on the relevant date (or if there were no sales on such date, on the next preceding date on which such trading or bid or ask price was recorded) by the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any such national securities exchange, the closing price as furnished by the National Association of Securities Dealers through NASDAQ or a similar organization if NASDAQ is no longer reporting such information, or, if the Common Stock is not quoted on NASDAQ, as determined in good faith by resolution of the Board (whose determination shall be conclusive), based on the best information available to it.

     (k) "Participant" means an Employee, officer, director or consultant who has been granted an Award under the Plan.

     (l) "Plan Year" means a twelve-month period beginning with January 1 of each year.

     (m) "Subsidiary" means any corporation or other entity, whether domestic or foreign, in which the Corporation has or obtains, directly or indirectly, a proprietary interest of more than 50% by reason of stock ownership or otherwise.

III. ELIGIBILITY

     Any Employee, officer, director or consultant of the Corporation or Subsidiary selected by the Committee is eligible to receive an Award.


IV. PLAN ADMINISTRATION

     (a) Except as otherwise determined by the Board, the Plan shall be administered by the Committee. The Board, or the Committee to the extent determined by the Board, shall periodically make determinations with respect to the participation of Employees, officers, directors and consultants in the Plan and, except as otherwise required by law or this Plan, the grant terms of Awards, including vesting schedules, price, restriction or option period, dividend rights, post-retirement and termination rights, payment alternatives such as cash, stock, contingent awards or other means of payment consistent with the purposes of this Plan, and such other terms and conditions as the Board or the Committee deems appropriate which shall be contained in an Award Agreement with respect to a Participant. In making the foregoing determinations, the Committee may take into account the nature of the services rendered by such individuals, their present and potential contributions to the Corporation's success, their record with respect to holding the Corporation's stock received upon exercise of compensatory stock options, and such other factors as the Committee, in its discretion, shall deem relevant.

     (b) The Board or Committee shall have authority to interpret and construe the provisions of the Plan and any Award Agreement and make determinations pursuant to any Plan provision or Award Agreement which shall be final and binding on all persons. No member of the Committee shall be liable for any action or determination made in good faith, and the members shall be entitled to indemnification and reimbursement in the manner provided in the Corporation's Certificate of Incorporation, as it may be amended from time to time.

     (c) The Board or Committee shall have the authority at any time to provide for the conditions and circumstances under which Awards shall be forfeited. The Committee shall have the authority to accelerate the vesting of any Award and the times at which any Award becomes exercisable.


V. CAPITAL STOCK SUBJECT TO THE PROVISIONS OF THIS PLAN

     (a) The capital stock subject to the provisions of this Plan shall be shares of authorized but unissued Common Stock and shares of Common Stock held as treasury stock. Subject to adjustment in accordance with the provisions of
Section X, and subject to Section V(c) below, the total number of shares of Common Stock available for grants of Awards from the initial effective date of the Plan to the scheduled termination of the Plan shall be 1,731,761, and thereafter the number of shares of Common Stock subject to the Plan shall be automatically adjusted at the end of each fiscal quarter of the Corporation to be reduced by the number of shares of Common Stock issued during such fiscal quarter upon exercise of options theretofore granted pursuant to the Plan. The Treasurer of the Corporation shall maintain a ledger showing at any time the number of shares of Common Stock then subject to the provisions of the Plan. As of December 20, 2001, there were 653,709 shares of Common Stock available for future grants of Awards, 153,709 of which (the "Pre-Existing Available Shares") were available immediately prior to December 20, 2001 and 500,000 of which (the "Newly Available Shares") became available on December 20, 2001.

     (b) The grant of a restricted share Award shall be deemed to be equal to the maximum number of shares which may be issued under the Award. Awards payable only in cash will not reduce the number of shares available for Awards granted under the Plan.

     (c) There shall be carried forward and be available for Awards under the Plan all of the following: (i) any unused portion of the limit set forth in paragraph (a) of this Section V; (ii) shares represented by Awards which are cancelled, forfeited, surrendered, terminated, paid in cash or expire unexercised; (iii) the excess amount of variable Awards which become fixed at less than their maximum limitations and (iv) if the exercise price of any stock option Award and/or the withholding tax obligation relating to the exercise of any stock option Award is satisfied by tendering shares of Common Stock (by either actual delivery or by attestation), the number of shares so tendered.

     (d) Subject to adjustment in accordance with the provisions of Section X and subject to Section V(c) above, the total number of Newly Available Shares that may be issued in conjunction with Awards granted pursuant to Sections VI(e), (f), (g), (h) and (i) and Awards of options and stock appreciation rights to non-employee members of the Board shall be limited to 250,000 shares.


VI. AWARDS UNDER THIS PLAN

     As the Board or Committee may determine, the following types of Awards and other Common Stock-based Awards may be granted under this Plan on a stand-alone, combination or tandem basis:

     (a) Stock Option. A right to buy a specified number of shares of Common Stock at a fixed exercise price during a specified time, all as the Committee may determine; provided that the exercise price of any option shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant of the Award.

     (b) Incentive Stock Option. An Award in the form of a stock option which shall comply with the requirements of Section 422 of the Code or any successor section as it may be amended from time to time. Subject to adjustment in accordance with the provisions of Section X, the aggregate number of shares which may be subject to incentive stock option Awards under this Plan shall not exceed 1,731,761 shares, subject to Section V(c) above. To the extent that
Section 422 of the Code requires certain provisions to be set forth in a written plan, said provisions are incorporated herein by this reference.

     (c) Reload Option. An Award in the form of a stock option granted to a Participant who tendered shares of Common Stock to pay the exercise price of a stock option Award. The number of shares of Common Stock subject to the reload option shall equal the number of shares tendered to pay the exercise price, plus the number of shares withheld by the Company or surrendered by the Participant to pay the statutory minimum amount applicable to the withholding tax obligation. A reload option will expire on the expiration date of the original option exercised in connection with the reload option grant.

     (d) Stock Appreciation Right. A right, which may or may not be contained in the grant of a stock option or incentive stock option, to receive in cash (or its equivalent value in Common Stock) the excess of the Fair Market Value of a share of Common Stock on the date the right is surrendered over the option exercise price or other price specified in the Award Agreement.

     (e) Restricted Shares. The issuance of Common Stock to a Participant subject to forfeiture until such restrictions, terms and conditions as the Committee may determine are fulfilled.

     (f) Dividend or Equivalent. A right to receive dividends or their equivalent in value in Common Stock, cash or in a combination of both with respect to any new or previously existing Award.

     (g) Stock Award. The issuance of Common Stock, which may be on a contingent basis, to a Participant.

     (h) Award in lieu of Compensation Election. A right given to a Director, officer or Employee to elect to exchange annual retainers, fees or compensation for Awards (such as stock options, restricted shares or stock awards) under the Plan.

     (i) Other Stock-Based Awards. Other Common Stock-based Awards which are related to or serve a similar function to those Awards set forth in this
Section VI.


VII. AWARD AGREEMENTS

     Each Award under the Plan shall be evidenced by an Award Agreement setting forth the terms and conditions of the Award and executed by the Corporation and Participant.


VIII. OTHER TERMS AND CONDITIONS

     (a) Assignability. Unless provided to the contrary in any Award, no Award shall be assignable or transferable except by will or by the laws of descent and distribution and during the lifetime of a Participant, the Award shall be exercisable only by such Participant.

     (b) Termination of Employment or Other Relationship. The Committee shall determine the disposition of the grant of each Award in the event of the retirement, disability, death or other termination of a Participant's employment or other relationship with the Corporation or a Subsidiary.

     (c) Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to shares covered by an Award until the date the Participant is the holder of record. No adjustment will be made for dividends or other rights for which the record date is prior to such date.

     (d) No Obligation to Exercise. The grant of an Award shall impose no obligation upon the Participant to exercise the Award.

     (e) Payments by Participants. The Committee may determine that Awards for which a payment is due from a Participant may be payable: (i) in U.S. dollars by personal check, bank draft or money order payable to the order of the Corporation, by money transfers or direct account debits; (ii) through the delivery or deemed delivery based on attestation to the ownership of shares of Common Stock (including restricted shares) owned by the Participant for at least six months with a Fair Market Value equal to the total payment due from the Participant; (iii) pursuant to a broker-assisted "cashless exercise" program if established by the Corporation; (iv) by a combination of the methods described in (i) through (iii) above; or (v) by such other methods as the Committee may deem appropriate.

     (f) Withholding. Except as otherwise provided by the Committee, (i) the deduction of withholding and any other taxes required by law will be made from all amounts paid in cash and (ii) in the case of payments of Awards in shares of Common Stock, the Participant shall be required to pay (in cash or by surrender of shares of Common Stock owned by the Participant for at least six months) the amount of any taxes required to be withheld prior to receipt of such stock, or alternatively, a number of shares the Fair Market Value of which equals the amount required to be withheld may be deducted from the payment.

     (g) Maximum Awards. The maximum number of shares of Common Stock that may be issued to any single Participant pursuant to options and stock appreciation rights under this Plan in any single Plan Year is 100,000.


IX. TERMINATION, MODIFICATION AND AMENDMENTS

     (a) The Plan may from time to time be terminated, modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Corporation present or represented and entitled to vote at a duly held stockholders meeting.

     (b) The Board may at any time terminate the Plan or from time to time make such modifications or amendments of the Plan as it may deem advisable; provided, however, that the Board shall not make any amendments to the Plan that would increase the number of shares of Common Stock available under the Plan without the approval of at least the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Corporation present or represented and entitled to vote at a duly held stockholders meeting.

     (c) No termination, modification or amendment of the Plan may adversely affect the rights conferred by an Award without the consent of the recipient thereof.


X. RECAPITALIZATION

     The aggregate number of shares of Common Stock as to which Awards may be granted to Participants, the number of shares thereof covered by each outstanding Award, and the price per share thereof in each such Award, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without receipt of consideration by the Corporation, or other change in corporate or capital structure; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated. The Committee may also make the foregoing changes and any other changes, including changes in the classes of securities available, to the extent it is deemed necessary or desirable to preserve the intended benefits of the Plan for the Corporation and the Participants in the event of any other reorganization, recapitalization, merger, consolidation, spin-off, extraordinary dividend or other distribution or similar transaction.


XI. NO RIGHT TO EMPLOYMENT

     No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or in the other relationship with, the Corporation or a Subsidiary. Further, the Corporation and each Subsidiary expressly reserve the right at any time to dismiss a Participant without any liability, or any claim under the Plan, except as provided herein or in any Award Agreement issued hereunder.


XII. GOVERNING LAW

     To the extent that federal laws do not otherwise control, the Plan shall be construed in accordance with and governed by the laws of the State of Delaware.


XIII. EFFECTIVE DATE AND TERM

     The initial effective date of this Plan was February 24, 1998 and the effective date of this amendment and restatement is December 20, 2001. The Plan shall terminate on December 20, 2011. No Awards shall be granted after the termination of the Plan.

PROXY

                            BHA GROUP HOLDINGS, INC.
               8800 EAST 63RD STREET, KANSAS CITY, MISSOURI 64133

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

               ANNUAL MEETING OF STOCKHOLDERS - FEBRUARY 19, 2002

     The undersigned hereby appoints James E. Lund and Stanley D. Biggs, or either of them, as Proxy or Proxies of the undersigned with full power of substitution to attend and to represent the undersigned at the Annual Meeting of Stockholders of BHA Group Holdings, Inc. (the "Company") to be held on February 19, 2002, and at any adjournments thereof, and to vote thereat the number of shares of stock of the Company the undersigned would be entitled to vote if personally present, in accordance with the instructions set forth on this proxy card. Any proxy heretofore given by the undersigned with respect to such stock is hereby revoked.



         Dated:
               ------------------------------,----------------
                        Month/Day                  Year



         -------------------------------------------------------------------



         -------------------------------------------------------------------
         PLEASE SIGN EXACTLY AS NAME APPEARS ABOVE. FOR JOINT ACCOUNTS, EACH JOINT OWNER MUST SIGN. PLEASE GIVE FULL TITLE IF SIGNING IN A REPRESENTATIVE CAPACITY.


[ ] PLEASE CHECK IF YOU PLAN TO ATTEND THE MEETING


PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE



1.       ELECTION OF DIRECTORS

         NOMINEES: Don H. Alexander, Robert D. Freeland, Richard C. Green, Jr., James E. Lund, Thomas A. McDonnell, Lamson Rheinfrank, Jr., and James
         J. Thome.

         [ ] FOR ALL nominees listed above.

         [ ] FOR ALL nominees listed above EXCEPT:


         -----------------------------------------------------------------------
         (Instruction: To withhold authority to vote on any individual nominee, write the name above.)

         [ ] WITHHOLD AUTHORITY to vote for all nominees listed above.

2. APPROVAL OF THE PROPOSAL TO AMEND AND RESTATE THE COMPANYS AMENDED AND RESTATED INCENTIVE STOCK OPTION PLAN.

         [ ] FOR approval of the Restated Plan.

         [ ] AGAINST approval of the Restated Plan.

         [ ] ABSTAIN


3. RATIFICATION OF KPMG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2002.

         [ ] FOR the ratification of KPMG LLP.

         [ ] AGAINST the ratification of KPMG LLP.

         [ } ABSTAIN



4.       ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

         If no specification is made, this proxy will be voted FOR Proposals 1, 2, and 3 listed above.





M344-BHAR.doc


                                       24